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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the American Shared Hospital Services 1995 Stock Option Plan and to the incorporation by reference therein of our report dated February 20, 1996, except for Note 16, as to which the date is March 8, 1996, with respect to the consolidated financial statements and schedule of American Shared Hospital Services included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          /s/  Ernst & Young

July 8, 1996
Walnut Creek, California